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                           CERTIFICATE OF AMENDMENT
                                    OF THE
                         CERTIFICATE OF INCORPORATION
                                      OF
                          HANOVER COMPRESSOR COMPANY


     Pursuant to Section 242 of the General Corporation Law of the State of Delaware, Hanover Compressor Company, a Delaware corporation (the "Company"), hereby certifies that:

1:   The Certificate of Incorporation of the Company is hereby amended by deleting the present Fourth Article and inserting a new Fourth Article, as follows:

FOURTH:   The total number of shares of stock which the corporation shall have authority to issue, itemized by class, series and par value, is:


                                                                 NUMBER OF
                                             PAR VALUE            SHARES
            CLASS             SERIES         PER SHARE          AUTHORIZED
            -----             ------         ---------          ----------
Common.................     Undesignated       $.001            200,000,000
Preferred..............     Undesignated       $ .01              3,000,000

2. The Board of Directors of the Company, by written consent, declared the foregoing amendment advisable and referred it to the stockholders of the Company for a vote and approval; and

3. Stockholders holding a majority of the issued and outstanding stock of the Company, at a special meeting of stockholders of the Company held on July 11, 2000, have adopted and approved the foregoing amendment.

     IN WITNESS WHEREOF, the Company has caused this Certificate of Amendment to the Certificate of Incorporation of the Company to be signed and executed in its corporate name by Michael J. McGhan, its Chief Executive Officer on this 11th day of July 2000.


                                             By:  /s/ MICHAEL J. MCGHAN
                                                  --------------------------
                                                  Michael J. McGhan
                                                  Chief Executive Officer




                                                               STATE OF DELAWARE
                                                              SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 09:00 AM 07/11/2000
                                                             001350795 - 3134929